UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 17, 2006
GENITOPE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-50425	77-0436313
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
525 Penobscot Drive
Redwood City, California 94063
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (650) 482-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01 Financial Statements and Exhibits
Exhibit Index
EXHIBIT 10.1
EXHIBIT 10.2

Item 1.01 Entry into a Material Definitive Agreement
Construction Agreements with XL Construction Corporation
On January 17, 2006 we entered into two agreements (“Construction Agreements”) with XL Construction Corporation (“XL Construction”) for the build-out of approximately 220,000 square feet of space located in two buildings at the Ardenwood Technology Park in Fremont, California for the construction of a new manufacturing facility and corporate headquarters (the “New Manufacturing Facility and Corporate Headquarters”). XL Construction will act as the construction manager for the build-out of the two-building campus. Under the terms of the Construction Agreements, XL Construction will provide or arrange for preconstruction and construction services, materials, equipment, permits and liability insurance for the construction build-out of each of the two buildings. Pursuant to the Construction Agreements, Genitope will pay XL Construction for the cost of work plus a fee of 1.9% of the cost of work, subject to certain exclusions. The current estimated cost of the build-out of the New Manufacturing Facility and Corporate Headquarters is approximately $60 million, of which approximately $26.3 million will be provided by the Landlord as a tenant improvement allowance to be applied towards the construction of the two buildings. The total amount to be paid to XL Construction under the “Construction Agreements” or the Guaranteed Maximum Price will be finalized in the first quarter of 2006 and will be included in amendments to the Construction Agreements to be entered into at that time.
The construction build-out began in the fourth quarter of 2005 and is expected to be completed in two phases, with the first building currently scheduled to be completed in mid 2006 and the second building currently scheduled to be completed by the end of 2006.
The foregoing description of the Construction Agreements is qualified in its entirety by reference to Exhibits 10.1 and 10.2.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth under Item 1.01 above is incorporated by reference into this Item.
Item 9.01 Financial Statements and Exhibits.
The following exhibits are filed herewith in accordance with the provisions of Item 601 of Regulation S-K:
10.1.	Standard Form of Agreement (AIA Document A121) between Genitope Corporation and XL Construction Corporation, dated January 17, 2006, along with the general conditions of the agreement for the building located at 6800 Dumbarton Circle, Fremont, CA.
10.2.	Standard form of Agreement (AIA Document A121) between Genitope Corporation and XL Construction Corporation, dated January 17, 2006, along with the general conditions of the agreement for the building located at 6900 Dumbarton Circle, Fremont, CA.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Genitope Corporation

Dated: January 19, 2006	By:	/s/ John Vuko

John Vuko Vice President, Finance and Chief Financial Officer

Exhibit Index
10.1.	Standard Form of Agreement (AIA Document A121) between Genitope Corporation and XL Construction Corporation, dated January 17, 2006, along with the general conditions of the agreement for the building located at 6800 Dumbarton Circle, Fremont, CA.

10.2.	Standard form of Agreement (AIA Document A121) between Genitope Corporation and XL Construction Corporation, dated January 17, 2006, along with the general conditions of the agreement for the building located at 6900 Dumbarton Circle, Fremont, CA.